Exhibit 99.1

United States 12 Month Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended July 31, 2020

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(75,654)
Unrealized Gain (Loss) on Market Value of Futures	242,245
Dividend Income	520
Interest Income	828
ETF Transaction Fees	350
Total Income (Loss)	$168,289

Expenses
General Partner Management Fees	$3,582
Professional Fees	6,147
Brokerage Commissions	269
Directors' Fees and insurance	60
NYMEX License Fee	72
Total Expenses	10,130
Expense Waiver	(6,282)
Net Expenses	$3,848
Net Income (Loss)	$164,441

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 7/1/20	$4,527,182
Additions (150,000 Shares)	1,127,830
Net Income (Loss)	164,441

Net Asset Value End of Month	$5,819,453
Net Asset Value Per Share (750,000 Shares)	$7.76

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended July 31, 2020 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596